Exhibit 1


                             Joint Filing Agreement


         We, the signatories of the statement on Schedule 13D to which this Agreement is attached, do hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: August 31, 1998

                                              GRINBERG PARTNERS L.P.,

                                              By: GRINBERG GROUP PARTNERS,
                                                    its General Partner

                                              By: /s/ Gedalio Grinberg
                                              ------------------------
                                              Name:  Gedalio Grinberg
                                              Title: Managing Partner


                                              GRINBERG GROUP PARTNERS

                                              By: /s/ Gedalio Grinberg
                                              ------------------------
                                              Name:  Gedalio Grinberg
                                              Title: Managing Partner


                                              /s/ Miriam G. Phalen
                                              --------------------
                                              Miriam G. Phalen


                                              /s/ Alexander Grinberg
                                              ----------------------
                                              Alexander Grinberg

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